SECTION 16 REPORTS CONFIRMING STATEMENT This statement confirms that the undersigned, _______________________ has authorized and designated ANN C. MENARD and/or MICHELLE RAFF (the “Agents”) to execute and file on the undersigned’s behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U. S. Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions in securities of THE MACERICH COMPANY (the “Corporation”). The authority of the Agents under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned’s ownership of or transactions in securities of the Corporation, unless earlier revoked in writing. The undersigned acknowledges that the Agents are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. Date: _______________ Signature: _________________________________ Printed Name: _________________________________ DocuSign Envelope ID: F2B094CD-97D8-4917-B555-3A4AB6AB27F7 Doug Healey February 20, 2024 Doug Healey